                                                                    Exhibit 99.2


F O R   I M M E D I A T E   R E L E A S E


                                                  October 3, 2001
                                                  For more information contact:
                                                  Ray Braun (419) 247-2800
                                                  Mike Crabtree (419) 247-2800

               HEALTH CARE REIT, INC. TO RELEASE EARNINGS AND HOLD
             THIRD-QUARTER CONFERENCE CALL SET FOR OCTOBER 17, 2001

Toledo, Ohio, October 3, 2001...HEALTH CARE REIT, INC. (NYSE/HCN) announced today that it will release its 2001 third-quarter earnings on Tuesday, October 16, after New York Stock Exchange trading ends. At 11:00 a.m. Eastern Time on Wednesday, October 17, the company will hold a conference call to discuss the company's results and performance for the third quarter.

The conference call will be accessible by telephone and through the Internet. Telephone access is available by dialing 888-792-1093 or 703-871-3597. Callers to this number will be able to listen to the company's business update. For those unable to listen to the call live, a taped rebroadcast will be available beginning two hours after completion of the live call on October 17 through October 24. To access the rebroadcast, dial 888-266-2086 or 703-925-2435. The conference ID number is 5549070.

To participate on the webcast, log on to www.hcreit.com or www.streetfusion.com 15 minutes before the call to download the necessary software. Replays will be available for 90 days through the same websites.

Health Care REIT, Inc., with headquarters in Toledo, Ohio, is a real estate investment trust that invests in health care facilities, primarily nursing homes and assisted living facilities. At June 30, 2001, the company had investments in 203 health care facilities in 33 states and had total assets of approximately $1.2 billion. For more information on Health Care REIT, Inc., via facsimile at no cost, dial 1-800-PRO-INFO and enter the company code - HCN. More information is available on the Internet at http://www.hcreit.com.

                                      #####






                                      -17-